UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ARCONIC CORPORATION
(Name of Registrant as Specified In Its Charter)

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The following form letter was sent by Arconic Corporation, a Delaware corporation (“Arconic”), to employee works council representatives on May 4, 2023.

To: All Employee Works Council Representatives

Date: May 4, 2023

Subject: Proposed Acquisition of Arconic Corporation

From:  Francoise Frost

This morning, we announced that Arconic has entered into an agreement to be acquired by an affiliate of funds managed by Apollo Global Management, Inc. (“Apollo”), with a minority investment from Irenic Capital Management LP, in a transaction that will position us to execute on our strategic goals.  We expect the transaction to close in the second half of 2023, subject to customary closing conditions, including approval by the Company’s stockholders.  Upon the closing of the transaction, Arconic will operate as a privately held company.

We believe becoming a private company will significantly enhance our ability to execute our global strategy.  With Apollo’s support, we can continue to grow our business and better position our company as a leader in sustainability and innovation.  This transaction with Apollo will provide numerous benefits to our employees, customers, suppliers, and communities where we operate, and we look forward to working with their team to create opportunities for our employees and provide value to our customers.

All employees will continue to be employed by their current entities on the same terms and conditions of employment.  The proposed transaction does not impact or change the Arconic group of employing entities.  Furthermore, the transaction does not change any employee representatives or collective bargaining agreements.

Apollo is one of the world’s leading investment firms and has a long track record of providing its portfolio companies the flexibility to successfully invest their resources in long-term strategies.

“Arconic’s talented management team and employees operate a set of premier global assets serving markets that are growing.  We are committed to investing significant capital in the Company to secure its competitive position and world-class product offering to continue building on Arconic’s journey,” said Gareth Turner, Partner at Apollo Global Management.

Strategic investments are expected to include:

1.	Upgrades to key machine centers to maximize the full potential of the Company’s unique production capabilities

2.	Technology upgrades to bring the Company’s plants and process controls to state-of-the-art standards

3.	Investments in projects that will provide for a cleaner environment in the communities in which the Company operates

Mr. Turner also commented, “As aluminum continues to win share in markets seeking sustainable, high-performing material across a wide variety of applications, we believe there is a strong runway for growth in markets throughout the world.  We are looking forward to supporting Arconic’s experienced team with our resources and knowledge in the sector to help the Company achieve its long-term goals.”

Itai Wallach, Partner at Apollo, commented, “We have tremendous respect for Arconic and its people and are fully committed to continuing Arconic’s unwavering support for its employees throughout the world through a strong culture of employee engagement, respecting and protecting the collective bargaining process and by focusing on strengthening the security of the Company’s pension plans, such that the Company’s commitments remain secure.  We look forward to partnering with the Company in its next phase of growth.”

In determining to move forward with this transaction, the Board with the management team carefully evaluated how we can best seize the opportunities ahead of us, provide enhanced value to stockholders, and serve our customers’ needs in key global markets.

Arconic has a bright future, and today’s announcement is just the first step in becoming a private company.  For now, we remain an independent company, with the same Company priorities of safety, integrity, operational performance, sustainability, and service to our clients and communities.

You will have seen that a central communication has been sent to all employees, with an FAQ document.

If you have any questions on the proposed transaction or Apollo, please do let me know and I will do my best to provide a response.

Additional Information About the Proposed Transaction and Where to Find It

This communication relates to the proposed transaction involving Arconic Corporation (the “Company”).  In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed transaction.  The proposed transaction will be submitted to the Company’s stockholders for their consideration.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, without charge, at the SEC’s website (www.sec.gov).  Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Arconic Corporation, 201 Isabella Street, Suite 400, Pittsburgh, Pennsylvania, 15212-5872, Attention: Investor Relations; telephone (412) 315-2984, or from the Company’s website at www.arconic.com/sec-filings.

Participants in the Solicitation of Proxies

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 5, 2023, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 21, 2023, and in other documents filed by the Company with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available.  Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.  Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements and Information

This communication contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning.  All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, relating to the condition of, or trends or developments in, the ground transportation, aerospace, building and construction, industrial, packaging and other end markets; the Company’s future financial results, operating performance, working capital, cash flows, liquidity and financial position; cost savings and restructuring programs; the Company’s strategies, outlook, business and financial prospects; share repurchases; costs associated with pension and other post-retirement benefit plans; projected sources of cash flow; potential legal liability; the impact of inflationary price pressures; and the potential impact of public health epidemics or pandemics, including the COVID-19 pandemic.  These statements reflect beliefs and assumptions that are based on the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances.  Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond the Company’s control.  Such risks and uncertainties include, but are not limited to: (i) continuing uncertainty regarding the impact of the COVID-19 pandemic on our business and the businesses of our customers and suppliers; (ii) deterioration in global economic and financial market conditions generally; (iii) unfavorable changes in the end markets we serve; (iv) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (v) adverse changes in discount rates or investment returns on pension assets; (vi) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (vii) the loss of significant customers or adverse changes in customers’ business or financial condition; (viii) manufacturing difficulties or other issues that impact product performance, quality or safety or timely delivery; (ix) the impact of pricing volatility in raw materials and inflationary pressures on our costs of production, including energy; (x) a significant downturn in the business or financial condition of a key supplier or other supply chain disruptions; (xi) challenges to or infringements on our intellectual property rights; (xii) the inability to successfully implement or to realize the expected benefits of strategic initiatives or projects; (xiii) the inability to identify or successfully respond to changing trends in our end markets; (xiv) the impact of potential cyber attacks and information technology or data security breaches; (xv) geopolitical, economic, and regulatory risks relating to our global operations, including compliance with U.S. and foreign trade and tax laws and other regulations, potential expropriation of properties located outside the U.S., sanctions, tariffs, embargoes, and renegotiation or nullification of existing agreements; (xvi) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation and compliance matters; (xvii) the impact of the ongoing conflict between Russia and Ukraine on economic conditions in general and on our business and operations, including sanctions, tariffs, and increased energy prices; (xviii) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; (xix) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; (xx) the possibility that the Company’s stockholders may not approve the proposed transaction; (xxi) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; (xxii) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (xxiii) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (xxiv) the risk of any unexpected costs or expenses resulting from the proposed transaction; (xxv) the risk of any litigation relating to the proposed transaction; (xxvi) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and (xxvii) the other risk factors summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other documents filed by the Company with the SEC.  The above list of factors is not exhaustive or necessarily in order of importance.  Market projections are subject to the risks discussed above and in this communication, and other risks in the market.  The statements in this communication are made as of the date set forth above, even if subsequently made available by the Company on its website or otherwise.  The Company disclaims any intention or obligation to update any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.